Exhibit 11 under N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 19 to Form N-1A Registration Statement of Federated Short-Term U.S. Government Trust, of our report dated February 11, 1998, on the financial statements as of December 31, 1997, of Federated Short-Term U.S. Government Trust, included in or made a part of this registration statement.



By: /s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
February 23, 1998